SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1933

Date of Report (date of earliest event reported)
July 22, 2004

VASTERA, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-31589	54-1616513
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

45025 Aviation Drive, Suite 300
Dulles, Virginia 20166
(Address of principal executive offices)

(703) 661-9006
(Registrant’s telephone number, including area code)

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)                                  Exhibits.

99.1                           Press release dated July 22, 2004 issued by Vastera, Inc.

ITEM 9. Regulation FD Disclosure.

The information set forth below is being furnished pursuant to Item 12 Results of Operations and Financial Condition.

On July 22, 2004, Vastera, Inc. (“Vastera” or the “Company”) issued a press release announcing its financial results for the fiscal quarter ended June 30, 2004 and presenting certain other information.  The press release, which has been attached to this Form 8-K as Exhibit 99.1, is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.  The press release discloses certain financial measures, such as pro forma earnings (loss) and EBITDA, as adjusted, that are considered non-GAAP financial measures in certain circumstances.

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 22, 2004
VASTERA, INC.

	By:	/s/ Timothy A. Davenport
Timothy A. Davenport
President and Chief Executive Officer

Exhibit Index

Exhibit Index	Description

99.1	Press release dated July 22, 2004 issued by Vastera, Inc.